SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2006
Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

Webster Plaza, Waterbury, Connecticut		06702

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Base Salaries. On February 23, 2006, the Board of Directors of Webster Financial Corporation (the “Company”) approved the Compensation Committee’s recommended base salaries for the executive officers listed below (the “Named Executive Officers”) in the amounts indicated, effective January 1, 2006.

Name	Base Salary Amount

James C. Smith	$850,000
William T. Bromage	$492,000
William J. Healy	$321,000
Joseph J. Savage	$284,600
Jeffrey N. Brown	$264,000
Annual Incentive Awards for 2005. On February 23, 2006, the Board of Directors of the Company approved the Compensation Committee’s recommended annual incentive awards for 2005, payable in cash, to the Named Executive Officers, except for Mr. Smith whose annual incentive award was determined solely by the Compensation Committee, in the amounts indicated below.

Name	Annual Incentive Award

James C. Smith	$554,300
William T. Bromage	$296,400
William J. Healy	$169,300
Joseph J. Savage	$164,500
Jeffrey N. Brown	$155,500
Executive Officer Bonus Criteria for 2006. On February 23, 2006, the Board of Directors of the Company approved the Compensation Committee’s recommended parameters for determining the cash bonus for the Named Executive Officers. James C. Smith, the Company’s Chief Executive Officer (“CEO”), and William T. Bromage, the Company’s Chief Operating Officer (“COO”), are participants under the Company’s Qualified Performance-Based Compensation Plan. The Committee set goals for the CEO and COO primarily based on two performance metrics, with certain weightings attributable to achievement of each: (i) net income per share (adjusted to exclude all non-recurring items) and (ii) Return on Average Equity, using the median for the Company’s peer group and measuring the Company’s relative performance to the median. The “target” bonus for the CEO and COO is 100% and 80%, respectively, of base salary.
With respect to the Named Executive Officers, other than the CEO and COO, the goals are primarily based on three metrics, with certain weightings attributable to achievement of each: (i) net income per share (adjusted to exclude all non-recurring items); (ii) business unit financial objectives or line of business results, and (iii) Return on Average Equity, using the median for the Company’s peer group and measuring the Company’s relative performance to the median. For these Named Executive Officers, the “target” bonuses are a percentage of base salary ranging from 65% to 70%.
The actual bonus payments for any Named Executive Officer may range from zero to 200% of target bonus depending upon the financial performance of the Company. The Committee also has the discretion to award up to an additional 10% of target based on the performance achieved against annual strategic initiatives.
The Company will provide additional information regarding the compensation of the Named Executive Officers in its Proxy Statement for the 2006 Annual Meeting of Shareholders, which will be issued in Mid-March.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: March 1, 2006	By:	/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Executive Vice President, General Counsel and Secretary